         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                                                    Exhibit 10.9
                                                                    ------------

Execution Copy

                             AMENDED AND RESTATED

                          SOFTWARE LICENSE AGREEMENT


     This Amended and Restated Software License Agreement (the "Agreement") is made as of July 31, 1998 (the "Effective Date") by and between Red Brick Systems, Inc., a Delaware corporation, with its principal office located at 485 Alberto Way, Los Gatos, California 95032 ("Red Brick") and Engage Technologies, Inc. ("Engage"), a Delaware corporation with its principal office located at 100 Brickstone Square, Andover, Massachusetts 01810, including its parent company CMG Information Services, Inc. ("CMGI") and CMGI's majority-owned subsidiaries (individually, or collectively with Engage and CMGI, "Licensee"), and amends and restates the Software License Agreement between the parties, dated August 29, 1997.

The following Exhibits are made a part of this Agreement:

Exhibit 1:     Defined Terms
Exhibit 2:     End User Terms
Exhibit 3:     Fees
Exhibit 4:     Additional Features for Modified Red Brick Formation Licensed
               Materials

     In consideration of the covenants, representations and warranties set forth herein and other good and valuable consideration, the parties agree as follows:

                      ARTICLE 1:  DELIVERIES AND UPDATES

1.1  Delivery of Red Brick Formation.
     -------------------------------

     Immediately following execution of this Agreement Red Brick will provide Licensee at no cost with one (1) master media containing the beta version of Red Brick Formation 1.3 (the "Red Brick Formation 1.3 beta") in both object code and source code form, along with all related software development kits and/or tools and one (1) master copy of each item of all documentation for the Red Brick

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


Formation 1.3 beta to the extent such documentation is then available (together the "Red Brick Formation Licensed Materials").

     Red Brick's obligation to provide source code for the Red Brick Formation Licensed Materials will not apply for portions, but only such portions, of the Red Brick Formation Licensed Materials which are licensed to Red Brick by third parties under agreements which do not permit the provision to Licensee of a source code form of such portions of the Red Brick Formation Licensed Materials. Red Brick's obligation to provide source code for the Red Brick Formation Licensed Materials also will not apply to portions of the Red Brick Formation Licensed Materials which are derived from Red Brick Warehouse Products which existed before Red Brick's acquisition of the Database Technology from Licensee, do not incorporate, in whole or in part, any of the Database Technology, and whose absence shall not reduce the functionality of the Red Brick Formation Licensed Materials or Database Technology below the performance level of such materials at August 29, 1997, notwithstanding minor software defects which may have existed as of August 29, 1997.

1.2  Delivery of Database Technology.
     -------------------------------

     Upon completion of the Services requested in Work Order Number One (as such terms are defined in that certain Consulting Services Agreement entered into between the parties as of August 29, 1997 ("Consulting Agreement")), Red Brick shall provide Licensee at no cost with one (1) master media containing the Database Technology in source code and object code form and one (1) master copy of each item of all documentation for the Database Technology to the extent such documentation is then available.

1.3  Updates.
     -------

     Upon the earlier of (i) [**] or (ii) completion of the deliverable described in Section 3(b) of Work Order Number Two of the Consulting Agreement (the "Start Date") and for a period of two years thereafter, Red Brick shall provide Licensee at no cost with one (1) master media containing all Updates in source code and object code form and one (1) master copy of each item of all documentation for all Updates to the extent such documentation is then available. Beginning [**] after the Start Date, Red Brick shall provide Licensee with all subsequent Updates at the same time Red Brick makes such Updates available to its customers, provided Licensee has elected to pay Royalty
                                    --------
Fees in accordance with Section 2.5.1 of this Agreement and is current in the payment of all such Royalty Fees. In the event Licensee elects not to pay Royalty Fees, Red Brick's obligation to provide Licensee with Updates shall

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


terminate automatically upon the [**] anniversary of the Start Date; provided that if the last Update provided by Red Brick to Licensee during such [**] period was made generally available to customers more than [**], then Red Brick shall provide Licensee with the next Update, at such time as such Update is made available to customers, at no charge (the period through the later of such Update or [**] after the Start Date is the "[**] Period"). All Updates provided by Red Brick to Licensee pursuant to this Section 1.3 shall be deemed part of the "Licensed Software" for purposes of this Agreement.

     Red Brick's obligation to provide source code for the Updates will not apply for portions, but only such portions, of the Updates which are licensed to Red Brick by third parties under agreements which do not permit the provision to Licensee of a source code form of such portions of the Updates. Red Brick's obligation to provide source code for the Updates also will not apply to portions of the Updates which are derived from Red Brick Warehouse Products which existed before Red Brick's acquisition of the Database Technology from Licensee, do not incorporate, in whole or in part, any of the Database Technology, and whose absence shall not reduce the functionality of the Updates or Database Technology below the performance level of such materials at August 29, 1997, notwithstanding minor software defects which may have existed as of August 29, 1997.

1.4  Development of Additional Features for Red Brick Formation.
     ----------------------------------------------------------

     Red Brick will use commercially reasonable efforts to develop and deliver to Licensee a modified version of the Red Brick Formation Licensed Materials by [**] (the "Modified Red Brick Formation Licensed Materials"). The Modified Red Brick Formation Licensed Materials will include the features set forth in
Exhibit 4 attached hereto. Red Brick will began work on the Modified Red Brick Formation Licensed Materials [**] of the signing of this Agreement. Thereafter, until the Modified Red Brick Formation Licensed Materials are delivered to Licensee, Red Brick will provide Licensee on a weekly basis with a copy of the high level project plan for the completion of the Modified Red Brick Formation Licensed Materials and weekly status against the plan. Failure by Red Brick to deliver the Modified Red Brick Formation Licensed Materials to Licensee by [**] shall result in Red Brick being required to make the payments specified below in compensation of the damages to Licensee for such delay in delivery. Upon the end [**], if Red Brick has failed to make delivery of the Modified Red Brick Formation Licensed Materials by such date, Red Brick shall pay to Licensee the sum of [**]. As an example, if Red Brick delivers the Modified Red Brick Formation Licensed Materials on [**],Red Brick would be obligated to pay Licensee [**]. Red Brick's obligations [**], which maximum payment

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


will be reached in the event that delivery of the Modified Red Brick Formation Licensed Materials [**].

     If Red Brick is not able, through commercially reasonable efforts, to obtain the third party licenses and rights to the software necessary to develop and include in the Modified Red Brick Formation Licensed Materials the features set forth in Exhibit 4, then Licensee will use commercially reasonable efforts to obtain such rights on behalf of Red Brick and/or to grant such rights to Red Brick. If neither Red Brick or Licensee is able to obtain such licenses and rights for Red Brick's benefit in developing and implementing the features set forth in Exhibit 4, then Red Brick will not be required to implement the features, but only such features, in the Modified Red Brick Formation Licensed Materials, for which the parties are not able to obtain the necessary third party licenses and rights.

     If Red Brick chooses not to market a specific database adapter set forth in
Exhibit 4 and as such does not obtain the third party licenses and rights to the software necessary to market such adapter, then, in the event Licensee desires that the Modified Red Brick Formation Licensed Materials contain such adapter, Licensee will use commercially reasonable efforts to obtain such rights on behalf of Red Brick and/or to grant such rights to Red Brick. If Licensee is not able to obtain such licenses and rights for Red Brick's benefit in including a specific database adapter set forth in Exhibit 4, then Red Brick will not be required to implement the specific adapter, but only such adapter, in the Modified Red Brick Formation Licensed Materials, for which the Licensee is not able to obtain the necessary third party licenses and rights.

1.5  Delivery of Modified Red Brick Formation Licensed Materials.
     -----------------------------------------------------------

     Upon completion of the development of the Modified Red Brick Formation Licensed Materials, Red Brick shall provide Licensee at no cost with one (1) master media containing the Modified Red Brick Formation Licensed Materials in both object code and source code form and one (1) master copy of each item of all documentation for the Modified Red Brick Formation Licensed Materials to the extent such documentation is then available.

     Red Brick's obligation to provide source code for the Modified Red Brick Formation Licensed Materials will not apply for portions, but only such portions, of the Modified Red Brick Formation Licensed Materials which are licensed to Red Brick by third parties under agreements which do not permit the provision to Licensee of a source code form of such portions of the Modified Red Brick Formation Licensed Materials. Red Brick's obligation to provide source code for the Modified Red Brick Formation Licensed

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


Materials also will not apply to portions of the Modified Red Brick Formation Licensed Materials which are derived from Red Brick Warehouse Products which existed before Red Brick's acquisition of the Database Technology from Licensee, do not incorporate, in whole or in part, any of the Database Technology, and whose absence shall not reduce the functionality of the Modified Red Brick Formation Licensed Materials or Database Technology below the performance level of such materials at August 29, 1997, notwithstanding minor software defects which may have existed as of August 29, 1997.

1.6  Ongoing Support of Modifications.
     --------------------------------

     Red Brick covenants and agrees that for all future versions and Updates to the Database Technology, Red Brick Formation Licensed Materials and Modified Red Brick Formation Licensed Materials (the "Licensed Software"), which future versions and Updates occur subsequent to the development of the Modified Red Brick Formation Licensed Materials called for by Section 1.4 of this Agreement, Red Brick will continually maintain, update and support in such future versions and Updates of the Licensed Software the features set forth on Exhibit 4 hereto.

                        ARTICLE 2:  LICENSED ACTIVITIES

2.1  License Grant.
     -------------

     Subject to the terms and conditions of this Agreement, Red Brick hereby grants to Licensee and Licensee hereby accepts a perpetual, non-transferable (except as provided herein), worldwide, license to exercise all rights whatsoever as provided below with respect to the Licensed Software only for the Clickstream Market (the "License"):

     2.1.1 to use, copy and modify the Licensed Software for internal purposes, which shall include, without limitation, installation at customer sites of the Licensed Software by Licensee solely for the purpose of customer access to the end-user query portion of the Licensed Software in conjunction with Licensee's provision of data management services.

     2.1.2 to use, copy and modify the Licensed Software solely for the purpose of incorporating the Licensed Software into the Application Suite.

     2.1.3 to, either directly or through Resellers (as defined below),: (i) market, distribute, copy and license (with the right to sublicense) the Licensed Software in object code form only, only as incorporated in the Application Suite, in the Clickstream Market; (ii) demonstrate the Licensed Software only as incorporated in the Application Suite to prospective customers for use in the Clickstream Market; (iii)

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


internally use the Licensed Software to provide technical support to end user customers or prospective customers; and (iv) license the Licensed Software only as incorporated in the Application Suite to end users for use in the Clickstream Market on a trial basis only pursuant to a trial license agreement containing all terms set forth in Exhibit 2.

2.2  License Restrictions.
     --------------------

     Notwithstanding anything else in this Agreement, this Agreement does not include a grant to Licensee of any ownership right, title or other interest, in any of Red Brick's Rights (as defined in Section 3.2) relating to the Licensed Software nor in any copy or part thereof. In particular, and without limitation, Licensee shall not: (i) delete or fail to reproduce any copyright or other proprietary notices appearing in the Licensed Software, (ii) sublicense or otherwise distribute Licensed Software in source code form, or (iii) sublicense or otherwise distribute the Licensed Software in object code form except when incorporated into the Application Suite.

2.3  Resellers.
     ---------

     Subject to the terms and conditions of this Agreement, Licensee may appoint authorized resellers ("Resellers") to use and distribute the Licensed Software only as provided in Section 2.1 provided that each such Reseller shall be bound by written agreement with Licensee that (a) protects the confidentiality of' and Red Brick's rights in, the Licensed Software to the same extent as provided under this Agreement, and prevents the Reseller from disassembling, decompiling or otherwise reverse engineering the Licensed Software or, except as expressly provided in this Agreement, otherwise attempting to learn source code, structure, or algorithms underlying the Licensed Software (except to the extent that such prohibitions are limited by law in certain jurisdictions, in which case the affected prohibitions shall be included in such jurisdictions in as restrictive and protective a form as they are allowed, with unaffected prohibitions remaining unchanged); and (b) limits the liability of Red Brick to the same extent as provided under the terms of this Agreement. Licensee shall remain directly liable to Red Brick and shall indemnify, defend and hold harmless Red Brick for any breach by any of Licensee's Resellers of such agreement.

2.4  End User Licenses.
     -----------------

     Prior to or upon delivery of the Application Suite containing a copy of the Licensed Software to an end user, Licensee and its Resellers shall enter into a written binding license agreement with the end user which shall contain terms at least as restrictive as those set forth on Exhibit 2 ("End User License Agreement"). Licensee shall provide Red Brick with copies of such End-User License Agreements upon request.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


2.5  Fees.
     ----

     2.5.1  Obligation to Pay Royalty Fees.  During the [**] Period and
            ------------------------------
thereafter, Licensee may sublicense the Licensed Software in accordance with the terms of this Agreement and incur [**] payment obligation to Red Brick; provided that Licensee does not sublicense or otherwise provide its customers any Update provided to Licensee by Red Brick after the [**] Period. No later than thirty
(30) days prior to the release of the first Update after the [**] Period, Licensee shall notify Red Brick in writing whether it elects to continue to receive Updates. In the event Licensee elects not to receive subsequent Updates, Red Brick shall have no further obligation to provide Licensee with Updates and Licensee shall have no obligation to pay Red Brick Royalty Fees. In the event Licensee elects to continue to receive Updates and provided that Licensee is in good standing under this Agreement: (a) Red Brick shall continue to provide Licensee with Updates at the same time Red Brick makes such Updates available to its customers, provided Licensee is current in the payment of all Royalty Fees and is in good standing under this Agreement; and (b) Licensee shall be obligated to pay Red Brick the Royalty Fees solely with respect to revenue recognized from the Application Suite Components incorporating Updates received after the [**] Period and distributed to its customers in accordance with the fee schedule set forth in Exhibit 3 and the terms of this Agreement. The parties hereto agree that revenue received by Licensee from the entire Application Suite shall be fairly allocated between (i) the Application Suite Components and (ii) those components of the Application Suite which do not incorporate Updates of the Licensed Software received after the [**] Period, such allocation to be based on the relative value of such Application Suite Components and such other components to the End Users.

            2.5.1.1  Licensee's Option to Terminate Obligation to Pay Royalty
                     --------------------------------------------------------
Fees. At any time during the term of this Agreement when Licensee has an
----
obligation to pay Red Brick Royalty Fees in accordance with Section 2.5.1, Licensee may elect upon sixty (60) days prior written notice to Red Brick to terminate its obligation to pay Royalty Fees; provided that Licensee shall continue to pay Red Brick Royalty Fees for a period of [**] hereafter solely with respect to revenue recognized from the Application Suite Components incorporating Updates received by Licensee after the [**] Period and distributed to its customers in accordance with the fee schedule set forth in Exhibit 3. Upon receipt of such notice, Red Brick shall have no obligation to provide Licensee with subsequent Updates. The parties may agree under a separate maintenance agreement to be negotiated by Red Brick and Licensee for Red Brick to maintain the Licensed Software specifically for Licensee under terms to be negotiated. Nothing in this Section 2.5.1.1 shall restrain Red Brick's ability in any way to continue with its own development efforts with respect to the Licensed Software or any other Red Brick products.

     2.5.2  Pass-Through Royalty Fees.  During the entire term of this
            -------------------------
Agreement, Licensee shall pay Red Brick an amount equal to the actual variable, incremental cost paid by Red Brick that is fairly allocated to Licensee's exercise of its rights hereunder with respect to third-party technology embedded in the Licensed Software and Updates incorporated into any Application Suite licensed or otherwise distributed by Licensee ("Pass-Through Royalty Fees"). Each quarter during the term of this Agreement, within fifteen (15) days after the end of the quarter, Red Brick shall provide Licensee an invoice and report documenting such costs incurred by Red Brick during the quarter, and a full and accurate accounting thereof.

     2.5.3  Royalty Fee Reports.  Each quarter during the term of this Agreement
            -------------------
when Licensee has an obligation to pay Royalty Fees, within fifteen (15) days after the end of the quarter, Licensee shall submit a report to Red Brick describing any Royalty Fee payments made or due; number of copies of the Application Suite shipped; the shipment date; and the end user name, address, hardware, and operating system; as well as any information necessary or useful for calculating/verifying all Fees due. Any Royalty Fee amounts due based on Licensee activity or revenue in such quarter will be paid at the same time.

     2.5.4  Payment Terms and Compliance.  All payments of Fees shall be made
            ----------------------------
inside the U.S., in U.S. dollars net thirty (30) days from receipt of invoice; provided, however, Royalty Fees shall be due and payable upon submission of each quarterly Report as required pursuant to Section 2.5.3. Any payments more than thirty (30) days overdue will bear a late payment fee of 1.5% per month, or, if lower, the maximum rate allowed by law. Licensee shall at all times keep and maintain complete and accurate records that include at least the following information: name and address of each end user, number of quantities and date of purchase. Red Brick may, with no less than five (5) business days' notice, and at Red Brick's expense, have an independent auditor or accountant audit, during normal business hours, Licensee's records related to the Licensed Software and Updates to verify Licensee's compliance with the provisions of this Agreement. If an audit determines that there is an underpayment of five percent (5%) or more of any amounts due hereunder, Licensee shall promptly pay the deficiency and reimburse Red Brick for the cost of the audit.

2.6  Support.
     -------

     2.6.1  Separate Support Agreement.  Within thirty (30) days after the
            --------------------------
Effective Date of this Agreement, the parties will execute a separate support agreement ("Support Agreement") under the terms of which Red Brick shall provide Licensee with such technical support services for the Licensed Software as the parties mutually

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


agree at a price mutually agreed to by the parties for an initial period of [**] from the execution date of such support agreement. In the Support Agreement the parties will also mutually agree upon the terms and responsibilities between the parties for all installation, training and consultation, and all other maintenance and support directly to end users with respect to any Licensed Software incorporated into the Application Suite.

2.7  Escrow of Source Code.  Red Brick agrees that upon the request of a
     ---------------------
licensee of Licensee or its Resellers (known as an "End User"), which End User has licensed all or any part of the Licensed Software, Red Brick will allow Licensee or its Resellers to place into an escrow one (1) copy of the latest version of the source code of all Licensed Software licensed to such End User, together with all related programmer documentation, instructions, flow charts and other materials necessary for a reasonably skilled programmer or analyst to use the said source code to maintain and modify the Licensed Software licensed to such End User, without the assistance of other persons or reference to other persons (the "Source Code Materials"). Red Brick shall promptly supplement said deposit with Source Code Materials for any new Updates, releases or additional products licensed to Licensee, and sublicensed by Licensee or its Resellers to End User during the term of this Agreement. The deposit will be pursuant to the terms of an agreement (the "Escrow Agreement") among Licensee or its Resellers, End User and a third party escrow firm of national reputation specializing in software escrows ("Escrow Agent") and will be in a form mutually acceptable to such Licensee or its Resellers, End User and Escrow Agent. In the event such an Escrow Agreement is established, Red Brick hereby grants to the Licensee, its Resellers and the End User for whose benefit the escrow is established the license rights to the Licensed Software which are granted pursuant to the Escrow Agreement.

              ARTICLE 3:  INTELLECTUAL PROPERTY; CONFIDENTIALITY

3.1  Licensee Ownership.
     ------------------

     Licensee shall have all right, title and interest (including all patent rights, copyrights, trade secret rights, and other intellectual property or proprietary rights throughout the world (collectively referred to as "Licensee's Rights")) in (a) its Confidential Information, (b) the Application Suite (including the perpetual License to the Licensed Software for the Clickstream Market as provided in Section 2.1) and (c) modifications, enhancements, improvements or new versions of the Licensed Software and the Application Suite created by Licensee or its contractors or created by Red Brick as Custom Code for Licensee under the Consulting Agreement. At

Licensee's sole discretion, Red Brick may negotiate a license to use (but not sublicense) for use solely outside the Clickstream Market except as otherwise agreed by Licensee explicitly and in writing such modifications of the Licensed Software by Licensee or its contractors or created by Red Brick as Custom Code for Licensee under the Consulting Agreement.

3.2  Red Brick Ownership.
     -------------------

     Red Brick shall have all right, title and interest (including all patent rights, copyrights, trade secret rights, and other intellectual property or proprietary rights throughout the world (collectively referred to as "Red Brick's Rights")) in and to (a) its Confidential Information (b) the Licensed Software and any modifications, enhancements, improvements or new versions thereof developed by Red Brick or its contractors, except as provided otherwise in the Consulting Agreement with respect to Custom Code, including but not limited to all Updates, but excluding Licensee's Rights as defined in Section 3.1.

3.3  No Other Rights or Licenses.
     ---------------------------

     Except as expressly provided in this Agreement, neither party is granted any right or license to any of the foregoing or to any rights of the other.

3.4  Confidential Information.
     ------------------------

     The parties acknowledge and agree that during the course of performing their duties under this Agreement, the parties may exchange confidential and proprietary information ("Confidential Information"). Confidential Information shall include, without limitation, customer lists, the Licensed Software, the Application Suite, trade secrets, product plans and schedules, new product information, technical data and know-how, instructional and operating manuals, financial information, marketing and sales data and plans, and any other business, financial or technical information. Each party acknowledges that the Confidential Information of the other party constitutes valuable trade secrets of that party. Both parties agree that this Agreement establishes a confidential relationship between Licensee and Red Brick as to the other party's Confidential Information. Each party agrees, therefore, to preserve the confidential nature of the other party's Confidential Information by retaining and using such Confidential Information in trust and confidence, solely in accordance with their rights under this Agreement, and further agrees not to (except as may be otherwise permitted under this Agreement or any other agreement between the parties) (i) use the Confidential Information; (ii) disclose the Confidential Information to any third parties; (iii) permit the use of such Confidential Information by, or disclosure of such Confidential Information to unauthorized persons. Each party agrees to promptly report to the other party any violations of these provisions by its employees, consultants, or agents of which they are aware. Except as otherwise permitted under this Agreement or any other agreement between the parties, neither party shall copy or make, or cause or permit any third party to copy such Confidential Information, in whole or in part, without the prior written consent of the other party. A party receiving Confidential Information shall not be obligated under this Section 3.4 with respect to information the receiving party can document: (a) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents;
(b) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; (c) was rightfully in possession of the receiving party without restriction prior to its disclosure by the other party; or (d) was independently developed by the receiving party by employees without violation of this Section 3.4. Notwithstanding the foregoing, all Database Technology existing as of August 29, 1997 shall be deemed Confidential Information of Red Brick disclosed to Licensee under this Agreement and exceptions (c) and (d) above will not be applicable thereto.

                 ARTICLE 4:  WARRANTIES; LIABILITY LIMITATION

4.1  Warranties.
     ----------

     At such future time as Red Brick makes generally available it first release of Red Brick Formation or a similar successor product, Red Brick will make all representations and warranties to Licensee concerning such release, and all Licensed Software and Updates thereto provided subsequent to the date of such release, that Red Brick makes to end users concerning such licensed materials under its standard software license agreement.

     EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE LICENSED SOFTWARE IS PROVIDED "AS IS." EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT RED BRICK MAKES NO WARRANTIES TO ANY PERSON WITH RESPECT TO THE LICENSED SOFTWARE OR ANY SERVICES PROVIDED HEREUNDER, AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

4.2  Limitation of Liability.
     -----------------------

     IN NO EVENT SHALL ANY PARTY UNDER THIS AGREEMENT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE (EXCLUDING WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES OR (II) FOR ANY AMOUNT IN EXCESS OF $10,000, EXCLUDING,

HOWEVER, LIABILITY FOR BREACH OF SECTION 3.4 OR RED BRICK'S DUTY OF INDEMNIFICATION PURSUANT TO SECTION 5.1.

                          ARTICLE 5:  INDEMNIFICATION

5.1  Red Brick Duty of Indemnification.
     ---------------------------------

     Except with respect to that portion of the Database Technology existing as of August 29, 1997, Red Brick shall hold Licensee, its directors, officers, employees and agents harmless from, and indemnify them against, all demands, costs, damages, expenses, including reasonable attorneys' fees, and liabilities, including amounts paid in settlement, for any claim or suit ("Claim") brought against Licensee by a third party alleging that the use or distribution of the Licensed Software by Licensee, its directors, officers, employees or agents hereunder infringes upon any United States patent, trademark, copyright, or trade secret; provided that Licensee (i) gives Red Brick prompt written notice of the Claim and (ii) gives Red Brick all necessary information, reasonable assistance and sole authority to defend and/or settle the Claim. In the event that the use or distribution of the Licensed Software as permitted hereunder is held to constitute an infringement, Red Brick shall, at its option and sole expense, (a) modify or replace the Licensed Software so that it performs comparable functions without material degradation in efficiency and without infringement; or (b) obtain a perpetual, royalty-free license for Licensee to use the infringing portion of the Licensed Software. Red Brick shall have no liability for any Claim or infringement to the extent the same is based on (x) use or combination of the Licensed Software with equipment, devices, software or data not supplied by Red Brick; (y) the Licensed Software having been modified by Licensee or; (z) use of the Licensed Software in a manner for which the Licensed Software was not designed.

5.2  Licensee Duty of Indemnification.
     --------------------------------

     Licensee agrees to enforce and to use its best efforts to cause its authorized Resellers to enforce the terms of the End User License Agreements granted in accordance with the terms of this Agreement and to inform Red Brick of any breach of such terms. Licensee will defend and indemnify Red Brick against all damages, payments, costs and expenses (including attorney's fees) for all claims or alleged claims (i) related to any use by Licensee, its Resellers, or end users of the Licensed Software; or (ii) related to the failure by Licensee or its Resellers to include in any End User License Agreement granted hereunder the required contractual terms as set forth in Exhibit 2.

                       ARTICLE 6:  TERM AND TERMINATION

6.1  Term and Termination.
     --------------------

     The term of this Agreement shall be perpetual, commencing as of the Effective Date. The rights and obligations under Article 1 and Sections 2.4,
2.5 and 2.6 of this Agreement may be terminated by either party in the event of a material breach by either party of any warranty, covenant, or other provision of this Agreement which is not cured within thirty (30) days of notice. In no event shall Red Brick have any right whatsoever to terminate any part or all of Sections 2.1 through 2.4, Section 2.7 and Article 3 hereof, provided, however, that Red Brick shall have the right to terminate the License granted Licensee under Section 2.1 for failure by Licensee to pay fees due under Work Order Number Two to the Consulting Services Agreement following written notice of such failure given by Red Brick to Licensee provided such failure is not cured within thirty (30) days following receipt of such notice by Licensee.

6.2  Survival.
     --------

     The following Articles and Sections shall survive any termination of this
Agreement: Sections 2.1 through 2.5 (except as provided in the last sentence of Section 6.1) and Section 2.7, Article 3 in its entirety, Sections 4.2, 5.1, 5.2, 6.1, 6.2 and Articles 7 and 8 in their entirety.

     In the event that this Agreement is terminated for any reason, the rights of the End Users to whom the Licensee may have distributed Licensed Software pursuant to this Agreement will be unaffected by such termination. Within thirty (30) days after the effective date of the termination of this Agreement, Licensee shall deliver to Red Brick complete and accurate copies of all executed End User license agreements that survive termination of this Agreement that are held in Licensee's possession. In order to maintain their rights End Users must continue to abide by the terms of their End User agreements.

                            ARTICLE 7:  CONTRACTORS

7.1  Licensee's Use of Contractors.
     -----------------------------

     Notwithstanding any other provision of this Agreement, Licensee's contractors shall have the same right to use the Licensed Software as afforded to Licensee and its employees hereunder, provided that (i) Licensee shall ensure that its contractors comply with the terms of this Agreement, (ii) Licensee shall remain liable to Red Brick for the actions of its contractors, and (iii) the contractors shall enter into a confidentiality agreement with Licensee containing terms substantially similar to those set forth in Section 3.4.

                   ARTICLE 8:  GENERAL TERMS AND CONDITIONS

8.1  Equitable Relief.
     ----------------

     Each party acknowledges that any breach of its obligations with respect to the rights of the other party will cause the other party irreparable injury for which there are inadequate remedies at law and that the other party shall be entitled to equitable relief in addition to all other remedies available to it; provided, however, that in no event will such equitable relief affect in any respect the rights and obligations of the parties under Articles 2 and Sections
3.1 and 3.2 hereof.

8.2  Remedies.
     --------

     In the event of Termination for breach, the sole remedy of either aggrieved party shall be money damages.

8.3  Relationships between Parties.
     -----------------------------

     In all matters relating to this Agreement, Licensee will act as an independent contractor. The relationship between Red Brick and Licensee is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchise, or in any other capacity. Except as provided herein and in the agreements referenced in
Article 8.10, nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information and Confidential Information of the other party is not used in such development.

8.4  Assignment.
     ----------

     Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by a party (whether by operation of law or otherwise) without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that either party may assign this Agreement and any of its rights, interests or obligations hereunder to any successor in connection with a merger or consolidation and any assignee or successor in interest to any such party in connection with the sale of substantially all of such party's assets, including, without limitation, the sale, merger or acquisition of Engage or the sale, merger or acquisition of CMG. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. In the event of any assignment of this Agreement by any party hereto, or the merger, acquisition or consolidation of any party hereto, or the sale of substantially all of such party's assets (or the sale of the Licensed Software), such party hereby agrees that any such assignee, acquirer or purchaser shall execute an agreement of assumption satisfactory to the other party in all respects, whereby such assignee, acquirer or purchaser agrees to be bound by all of the obligations of such party hereunder in all respects. The respective obligations and covenants of each party hereto shall be binding upon each party and its respective affiliates, being those persons or legal entities controlling, controlled by or under common control with such parties.

8.5  Notices.
     -------

     All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the address set forth under the signature blocks at the end of this Agreement, Attention: Legal/Contracts Department.

8.6  Governing Law/Jurisdiction.
     --------------------------

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of laws. Red Brick, and Licensee each agree that all disputes arising among them related to this Agreement, whether arising in contract, tort, equity or otherwise, shall be resolved only and exclusively in either the United States Federal Court in Boston, Massachusetts, or in a Massachusetts state court located in Essex County, Massachusetts. Red Brick hereby consents to the jurisdiction of the United States Federal Court in Boston, Massachusetts, and of the Massachusetts state courts in Essex County, Massachusetts, with respect to any action, suit or proceeding commenced in any such court by Licensee or by their successors or assigns, and Red Brick waives any defense it may have with respect to such jurisdiction or with respect to the proper venue of any such action, suit or proceeding in any such court.

8.7  Severability.
     ------------

     In the event any provision of the Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

8.8  Export.
     ------

     Licensee and its Resellers agree to comply fully with all relevant export laws and regulations of the United States to assure that neither the Licensed Software, nor any direct product thereof, is exported, directly or indirectly, in violation of United States law.

8.9  Waiver.
     ------

     The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

8.1  Entire Agreement.
     ----------------

     This Agreement together with the Amended and Restated Mutual Reseller and Alliance Agreement, dated the date hereof, the DSS Server Software License Agreement, dated the date hereof, the Consulting Services Agreement, dated August 29, 1997 and the Technology Purchase Agreement, dated August 29, 1997, constitute the complete agreement between the parties and supersede all prior or contemporaneous agreements or representation, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or customer shall be deemed to amend or modify this Agreement. All terms and conditions of any Licensee purchases order or other ordering document shall be superseded by the terms and conditions or this Agreement.

8.1  Construction.
     ------------

     The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

8.1  Counterparts.
     ------------

     This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document.

RED BRICK SYSTEMS, INC.              ENGAGE TECHNOLOGIES, INC.


By: /s/ P W Fernandez                By: /s/ Stephen A. Royal
    -----------------------------        -------------------------------------
Name:  Philip W. Fernandez           Name:  Stephen A. Royal
       --------------------------           ----------------------------------
Title: EVP/COO                       Title: CFO
       --------------------------           ----------------------------------

Red Brick Systems, Inc.              Engage Technologies, Inc.
485 Alberto Way                      100 Brickstone Square
Los Gatos, CA 95032                  Andover, MA 01810
Tel: 408-399-3200                    Tel:  978-684-3686
                                           -----------------------------------
Fax: 408-399-7200                    Fax:  978-684-3877
                                           -----------------------------------

                                     CMG INFORMATION SERVICES, INC.

                                     By:  /s/ Andrew J. Hajducky
                                          ------------------------------------
                                     Name:____________________________________
                                     Title:___________________________________

                                     CMG Information Services, Inc.
                                     100 Brickstone Square
                                     Andover, MA 01810
                                     Tel:_____________________________________
                                     Fax:_____________________________________

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                           EXHIBIT 1:  DEFINED TERMS
                           -------------------------


The following terms as used in Agreement shall have the meanings set forth below:


"Application Suite" means (i) the current or future version of Licensee's suite of Internet-based applications designed to collect, characterize, classify, combine and analyze Internet data and currently known by the trade names:
Engage.Journal(TM), Engage.Portrait(TM) and Engage.Link(TM)-API, and currently being developed under the names DSS Server and Profile Server, or (ii) any other product, technology or service that is proprietary, in whole or in part, to Licensee and used or useful in the Clickstream Market.

"Application Suite Components" are one or more components of any Application Suite, each of which incorporates Updates of the Licensed Software received by Licensee after the [**] Period.

"Clickstream Market" means any market for any products or services primarily designed to collect, characterize, classify, combine and analyze user or user "agent" (i.e., a device or process that acts on a user's behalf) activity data (including, without limitation, clickstream data) created, gathered, analyzed, manipulated or otherwise processed through or in association with any form of Interactive Media.

"Database Technology" means the source code and object code form of the Database Technology acquired by Red Brick under the separate Technology Purchase Agreement dated August 29, 1997 including end user documentation, technical specifications and programmer notes and all Updates, enhancements, modifications and improvements thereto, and Derivative Works thereof, but excluding code that is part of Licensee's rights under Section 3.1(c).

"Data Warehouse Market" means any market, excluding the Clickstream Market, for products or services used for the collection, transformation, loading, storage, management, retrieval, delivery or presentation of any data other than clickstream data.

"Derivative Works" shall have the meaning set forth in 17 U.S.C. (S) 101.

"Fees" means Royalty Fees and Pass-Through Royalty Fees.

"Interactive Media" means communication media that allow users to input information or participate, including, but not limited to, the Internet, interactive television and interactive telephony.

"Updates" means all updates, enhancements, modifications and improvements, including, but not limited to, preview releases, external alpha releases, beta releases, controlled releases and general releases, to the Licensed Software (as such term is defined in Section 1.6), and Derivative Works thereof, that Red Brick makes commercially available and which are not identified on the Red Brick Price List as a separate product and which are developed by Red Brick or its contractors in source code form, including end user documentation, technical specifications and programmer notes.

                           EXHIBIT 2: END USER TERMS
                           -------------------------

     All of Licensee's or its Reseller's agreements with end users licensing the Application Suite which incorporates a copy of the Licensed Software shall contain terms at least as restrictive as those set forth in this Exhibit (except to the extent that such terms are prohibited by law in certain jurisdictions, in which case the affected terms shall be included in such jurisdictions in as restrictive a form as they are allowed, with all unaffected terms being unchanged):

1. Restrict use of the Application Suite to object code form for End User's own internal use only;

2. Prohibit transfer or duplication of the Application Suite except for temporary transfer in the event of CPU malfunction and a single backup or archival copy;

3. Prohibit timesharing or rental of the Application Suite and prohibit assignment of the Application Suite unless the assignee assumes in writing all of the restrictions on the End User required under this Agreement;

4. Prohibit causing or permitting the reverse engineering, disassembly or decompilation of the Application Suite;

5.   Prohibit title from passing to the sublicensee or Reseller;

6. Disclaim Red Brick's and its licensors' liability for any damages, whether direct, indirect, incidental or consequential arising from the use of the Licensed Software or the Application Suite;

7. Require the sublicensee and/or Reseller, at the termination of the sublicense, to discontinue use and destroy or return to the Licensee or Reseller the Application Suite, including documentation and all archival or other copies;

8. For copies of the Application Suite sublicensed for use in the United States, prohibit transfer of the Application Suite outside the United States; require the sublicensee to comply fully with all relevant export laws and regulations of the United States to assure that neither the Application Suite, nor any direct product thereof, are exported, directly or indirectly, in violation of United States law;

9. If Licensee or its Resellers grants an End User License to the United States government, the Application Suite shall be provided with "Restricted Rights" and Licensee or its Reseller will place a legend, in addition to applicable copyright notices, on the documentation, and on any media label, substantially similar to the following:

     "RESTRICTED RIGHTS LEGEND: Use, duplication, or disclosure by the U.S. Government is subject to the restrictions set forth in subparagraph (c) of the Commercial Computer Software--Restricted Rights clause of FAR 52.227-19."

10. Specify Red Brick and its licensors as intended third-party beneficiaries of Licensee's rights under any End User License Agreement.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                EXHIBIT 3: FEES
                                ---------------


     In accordance with Section 2.5 of the Agreement, Licensee shall pay Red Brick Royalty Fees based upon the following schedule:

Allocated Application Suite Revenue    Percent due Red Brick as Royalty Fee

              [**]                                   [**]

              [**]                                   [**]

              [**]                                   [**]

              [**]                                   [**]


Where "Allocated Application Suite Revenue" means the aggregate annual revenue net of returns and allowances recognized by Licensee from the sale, licensing or distribution of the Application Suite Components incorporating Updates received by Licensee after the [**] Period.

Royalty Fees are calculated on a graduated basis with the beginning balance starting from zero each year. For example, if Allocated Application Suite Revenue for Year 1 was [**], the Royalty Fee for Year 1 would be calculated as follows: [**]. In Year 2, the calculation would begin from $0 again. Royalty Fees are calculated based on Total Annual Revenue, but are payable on a quarterly basis in accordance with Sections 2.5.3 and 2.5.4 of the Agreement.

In addition to Licensee's obligation to pay Royalty Fees, Licensee shall have an obligation, commencing on the Effective Date of this Agreement, to make Pass-Through Royalty Fee payments to Red Brick in accordance with Section 2.5.2 of the Agreement.

The parties hereto agree that revenue received by Licensee from the entire Application Suite shall be fairly allocated between (i) the Application Suite Components and (ii) those components of the Application Suite which do not incorporate Updates of the Licensed Software received after the [**] Period, such allocation to be based on the relative value of such Application Suite Components and such other components to the End Users.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                   EXHIBIT 4:
                                   ----------
             ADDITIONAL FEATURES FOR MODIFIED RED BRICK FORMATION
             ----------------------------------------------------
                              LICENSED MATERIALS
                              ------------------


     [**]